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                                                                       EXHIBIT 5


                    B A S S,  B E R R Y  &  S I M S    P L C
                    A PROFESSIONAL LIMITED LIABILITY COMPANY
                                ATTORNEYS AT LAW
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
  KNOXVILLE OFFICE:                                                  MEMPHIS OFFICE:
1700 RIVERVIEW TOWER     315 DEADERICK STREET, SUITE 2700      THE TOWER AT PEABODY PLACE
900 South Gay Street     NASHVILLE, TENNESSEE 37238-0002     100 PEABODY PLACE, SUITE 950
KNOXVILLE, TN 37902              (615) 742-6200                 MEMPHIS, TN 38103-2625
  (423) 521-6200                www.bassberry.com                   (901) 543-5900
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                                  June 26, 2000

American Retirement Corporation
111 Westwood Place, Suite 402
Brentwood, Tennessee 37027

        RE:    REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

        We have acted as your counsel in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") relating to the Company's 401(k) Retirement Plan (the "Plan"), filed by you with the Securities and Exchange Commission covering 500,000 shares of the Company's common stock (the "Common Stock"), together with an indeterminable amount of interests ("Interests") in the Plan. In so acting, we have examined and relied upon such records, documents, and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to the original documents of all documents submitted to us as certified or photostatic copies.

        Based upon the foregoing, we are of the opinion that (i) the Common Stock, when issued, will be duly and validly issued, fully paid, and nonassessable and (ii) the Interests, to the extent such Interests vest to the benefit of the participants in the Plan, will have been duly and validly authorized and will be valid Interests.

        We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                             Very truly yours,

                                             /s/ Bass, Berry & Sims PLC